                                                                      EXHIBIT 21

                     LIST OF GENTEX CORPORATION SUBSIDIARIES

1. E.C. Aviation Services, Inc., a Michigan corporation, is a wholly-owned subsidiary of Gentex Corporation.

2. Gentex Holdings, Inc., a Michigan corporation, is a wholly-owned subsidiary of Gentex Corporation.

3. Gentex GmbH, a German limited liability company, is a subsidiary 50% owned by Gentex Corporation and 50% owned by Gentex Holdings, Inc.

4. Gentex Japan, Inc., a Japanese corporation, is a wholly-owned subsidiary of Gentex Corporation.

5. Gentex Mirrors Ltd., a United Kingdom limited liability company, is a wholly-owned subsidiary of Gentex Corporation.

6. Gentex France, SAS, a French simplified liability corporation, is a wholly-owned subsidiary of Gentex Corporation.

7. Gentex Technologies Korea Co., Ltd., a Korean limited stock company, is a wholly-owned subsidiary of Gentex Corporation.

8. Gentex (Shanghai) Electronic Technology Co., Inc., a Chinese limited liability company, is a wholly-owned subsidiary of Gentex Corporation


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